Exhibit 32.1
Certification of Interim CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2019 of Armstrong Flooring, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Larry S. McWilliams, as Interim Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company.

/s/ Larry S. McWilliams

Larry S. McWilliams
Chairman of the Board and Interim Chief Executive Officer
(Principal Executive Officer)
August 6, 2019